EXHIBIT 10.28
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                           SOUTH CAROLINA BANK & TRUST

                               2005 CORPORATE PLAN

                                    ARTICLE I

                              OBJECTIVE OF THE PLAN

The purpose of this 2005 Corporate Incentive Plan ("Plan) is to reward Executives of South Carolina Bank & Trust (hereafter, "the Company") for creating value for the Company by maximizing Corporate and Divisional performance goals.

                                   ARTICLE II

                               PLAN ADMINISTRATION

The Compensation committee of the Board shall administer the Plan and have final authority on all matters and or disputes pertaining to this Plan.

The Plan is an annual Plan and is effective January 1, 2005 and shall remain in effect until the Committee deems otherwise. A new Plan year shall commence on the first business day of the fiscal year.

                                   ARTICLE III

                                  PARTICIPANTS

Participation is limited to those executives selected by the Chief Executive Officer and approved by the committee each Plan year. The Executives' targets will be based on their position in the Company. Some will be based 100% on Corporate goals, some 70%/30% based on SCBT/Corporate goals, and some 70%/30% based on Piedmont/Corporation goals.


                                   ARTICLE IV

                                    QUALIFIER

The bank has to be rated a Camels 1 or Camels 2 and the Net Income has to equal or exceed the prior year in order for the Executive Incentive Plan to be paid to the executives participating in the plan.
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                                    ARTICLE V

                                 CONSIDERATIONS

The committee will examine any extraordinary items to determine if they should impact the earnings for the year (positive or negative).

                                   ARTICLE VI

                             PERFORMANCE OBJECTIVES

Prior to or at the beginning of each fiscal year, the Committee shall establish:

      (i) Plan performance objectives for the Company, Subsidiary Banks, and appropriate business units of the Company based upon such criteria as may be recommended by the Chief Executive Officer, and

      (ii) The award formula or matrix by which all incentive awards under this Plan shall be calculated for Committee review and approval.

                                   ARTICLE VII

                               AWARD CALCULATIONS

Each Executive shall be assigned an incentive award target, calculated as a percentage of year-end base salary, which shall be awarded if the Company and the executive achieve targeted performance goals. Target awards shall be leveraged up when performance exceeds expectations, or down if performance is below expectations. Following are the target awards and weights by executive position. The 2005 accrual will be $550,000 for SCBT and $72,000 for SCBT of the Piedmont.

Target awards shall be weighted between:

      (i)    Net Income Growth 40.0%

      (ii)   Growth 40.0%

             (a) Loans 20.0%

             (b) Deposits 20.0%

      (iii)  Divisional or Bank Goals 20.0%

             Measurable goals to be presented to the Committee by the Chief Executive Officer for each participant.

All goals for SCBT Financial Corporation and all subsidiaries will be driven off of 2005 Plan.

             The formula will begin when the corporation/bank exceeds prior year earnings, and will be driven off of the percent change from projected year-end 2004 to plan for 2005. For example: The change in 2004 - 2005 is estimated to be (x). When 12% of this number is achieved, 12% of the bonus pool will be eligible to be paid. This formula will apply to both the bank and the corporation and will not exceed a maximum of 110% of goal.

      I.     Earnings 40.0%

             SCB&T Financial Corp. (2005 Target)

             Change from plan 2004 / 2005 - (x)

             Payout Formula Examples:

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      II.    Growth (From 2005 Profit Plan) 40.0%

             a. Loans (20%)

                SCB&T Financial Corp.

                (y) (2005 Profit Plan)

             b. Deposits (20%)

                SCB&T Financial Corp.

                (z) (2005 Profit Plan)

      III.   Divisional or Bank Goals 20.0%

             Measurable goals to be presented to the Committee by the Chief Executive Officer for each participant.

            The Compensation Committee of SCBT will establish the goals and objectives for the CEO. The Executive Committee will review these goals and objectives.

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